Exhibit 10.1

THIRD CONSOLIDATED AMENDATORY AGREEMENT

This Third Consolidated Amendatory Agreement (“Amendment”) is made and entered into as of September 30, 2009, by and between WELLS MID-HORIZON VALUE - ADDED FUND I, LLC, a Georgia limited liability company, whose address is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092 (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), whose place of business is Bank of America Plaza, Suite 600, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, Attn: Commercial Real Estate Banking (“Administrative Agent”);

W I T N E S S E T H :

WHEREAS, Administrative Agent, certain other financial institutions from time to time party thereto (“Lenders”), and Borrower, have entered into that certain Credit Agreement dated as of June 30, 2006, as amended by that certain First Consolidated Amendatory Agreement dated as of November 21, 2008, by and between Administrative Agent and Borrower, as further amended by that certain Second Consolidated Amendatory Agreement dated as of June 30, 2009, by and between Administrative Agent and Borrower (as amended and as it may hereafter be further amended, modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Credit Agreement”), which Credit Agreement sets forth the terms and conditions of a loan from Administrative Agent and Lenders to Borrower in an amount up to Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “Loan”);

WHEREAS, the Loan is evidenced by that certain Note dated as of June 30, 2009 and, potentially, certain additional Notes upon and of such other date that any additional financial institution becomes a Lender under the Credit Agreement, executed by Borrower and payable to the order of each Lender in the aggregate principal face amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are hereinafter collectively called the “Note”);

WHEREAS, to secure, inter alia, the Loan, Borrower or one or more of its Subsidiaries (as defined in the Credit Agreement) has made, executed, and delivered to Administrative Agent for the benefit of Lenders one or more mortgages, deeds of trust, leasehold mortgages or similar security instruments granting Administrative Agent a lien on certain real property owned, directly or indirectly, by Borrower or such Subsidiary (each such security instrument, as so amended, and as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other security instruments given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, is herein called the “Mortgage”);

WHEREAS, the Loan, as extended, will mature on September 30, 2009, and Borrower has requested that Administrative Agent and Lenders extend the maturity date and make certain other amendments to the Credit Agreement; and

WHEREAS, Administrative Agent and Lenders have agreed to amend the Credit Agreement and the other Loan Documents as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and the sum of Ten and No/100 Dollars ($10.00), paid in hand by each party to the other, the receipt, adequacy and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

1.     Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)         The definitions of “Borrowing Base Asset Value”, “Borrowing Base Property”, “Borrowing Base Property Conditions”, “Borrowing Base Requirements”, “Non-Use Fee Rate”, “Revolving Loan Availability” and “Revolving Outstandings” set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

Borrowing Base Asset Value means intentionally deleted.

Borrowing Base Property means intentionally deleted.

Borrowing Base Property Conditions means intentionally deleted.

Borrowing Base Requirements means intentionally deleted.

Non-Use Fee Rate means intentionally deleted.

Revolving Loan Availability means intentionally deleted.

Revolving Outstandings means intentionally deleted.

All references in the Credit Agreement to “Borrowing Base Asset Value”, including without limitation the references thereto in Section 11.14.1, shall hereafter be a reference to “Mortgage Collateral Asset Value” (as defined below). All references in the Credit Agreement to “Borrowing Base Property” shall hereafter be a reference to “Mortgage Collateral” (as defined below).

(b)         The definition of “Collateral” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Collateral means all assets pledged as security for the Loan including, without limitation, the Mortgage Collateral.

(c)         The definition of “Loan or Loans” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Loan or Loans means the term loan by Administrative Agent to Borrower, in the maximum amount of $23,500,000.00.

(d)         The following definition of “Mortgage Collateral” is hereby inserted in Section 1.1 of the Credit Agreement immediately following the definition of “Mortgage”:

Mortgage Collateral means all Real Property Assets that are pledged by a Mortgage as security for the Loan.

(e)         The following definition of “Mortgage Collateral Asset Value” is hereby inserted in Section 1.1 of the Credit Agreement immediately following the definition of “Mortgage Collateral”:

Mortgage Collateral Asset Value means, for any determination date, the aggregate for all of the Mortgage Collateral of the most current “as is” Appraised Value for each such Real Property Asset as it appears in the most recent appraisal approved by the Administrative Agent for such Real Property Asset.

(f)         The definition of “Pro Rata Share” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Pro Rata Share means with respect to a Lender’s obligation to make Loans, participate in Letters of Credit, reimburse the Issuing Lender, receive payments of principal, interest, fees, costs, and expenses with respect thereto, and with respect to all other matters as to a particular Lender, (x) prior to the Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Commitment by (ii) the aggregate Commitment of all Lenders, and (y) from and after the time the Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s outstanding Loans plus such Lender’s obligations under any Letters of Credit, by (ii) the aggregate unpaid principal amount of all Loans plus the Stated Amount of all Letters of Credit.

(g)         The definition of “Revolving Commitment” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety. All references in the Credit Agreement to “Revolving Commitment” shall hereafter be a reference to “Commitment” as defined therein.

(h)         The definition of “Revolving Loan” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety. All references in the Credit Agreement to “Revolving Loan” shall hereafter be a reference to “Loan” as defined herein.

(i)          The definition of “Termination Date” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Termination Date means the earlier to occur of (a) November 30, 2009, or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.

(j)          Section 2.1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.1.1      Loan Commitment. Company hereby acknowledges that each Lender has fulfilled its Commitment. The Loan shall not be a “revolving loan”. Any amounts repaid under the Loan cannot be re-borrowed.

(k)         Section 2.8 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.8         Appraisals. From time to time, Administrative Agent may request from the Company, or may obtain on its own (at the Company’s expense), new appraisals with respect to any Mortgage Collateral or any Real Property Asset which has been offered by Company as collateral for the Loan; provided, however, that Company shall not be responsible for providing or obligated to pay for more than one appraisal per year with respect to any Mortgage Collateral unless (x) an Event of Default has occurred and is continuing, or (y) the latest appraisal for any such Real Property Asset demonstrates a material decline in the Appraised Value of such Real Property Asset as compared to the Appraised Value of such Real Property Asset in effect prior to the latest appraisal, in which case the Administrative Agent may continue to obtain appraisals for such Real Property Asset free of such annual restriction until such time as the Administrative Agent is satisfied, in its sole discretion, that the Appraised Value of such Real Property Asset has stabilized or improved. For the avoidance of doubt, all such appraisals shall include both an “as is” Appraised Value and a “stabilized” Appraised Value for each Real Property

Asset included in such appraisal. All such appraisals shall be in form and substance acceptable to the Administrative Agent. The amounts that appear in such new appraisals shall be used to determine the Company’s compliance with the terms and conditions hereof, including compliance with all financial covenants. The Company may submit supplemental appraisals to the Administrative Agent from time to time with respect to a Real Property Asset. The Administrative Agent, in its reasonable discretion, may reject such additional or supplemental appraisal and decline to use amounts set forth therein to determine the Company’s compliance with this Agreement.

(l)         Section 5.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

5.1        Intentionally deleted.

(m)       Section 6.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.1        Intentionally deleted.

(n)        Section 6.2.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.2.2     Mandatory Prepayments.

    (a)         If on any day the outstanding principal balance of the Loan exceeds the Commitment, the Company shall immediately prepay Loans in an amount sufficient to eliminate such excess.

    (b)         For so long as the Company is in violation of the Company Portfolio Requirements, (i) all amounts on deposit in the Company’s and its Subsidiaries’ deposit accounts maintained with Administrative Agent in accordance with Section 10.10 shall be applied in payment of the Obligations and (ii) the Company shall arrange for all amounts received by the Company in respect of any Mortgage Collateral (including, without limitation, all rental payments) to be deposited into the Company’s and its Subsidiaries’ deposit accounts maintained by Administrative Agent in accordance with Section 10.10 for application to the Obligations.

(o)       Section 10.1.3 of the Credit Agreement is hereby amended by deleting sub-sections (ii) and (iii) thereof in their entirety and renumbering sub-sections (iv) and (v) accordingly.

(p)       Section 13.2 of the Credit Agreement is hereby amended by deleting the fifth sentence thereof in its entirety.

(q)       Annex A of the Credit Agreement is hereby deleted in its entirety and substituted in place and in stead thereof is Annex A attached hereto and incorporated herein by reference.

(r)        Exhibit B of the Credit Agreement is hereby deleted in its entirety and substituted in place and in stead thereof is Exhibit B attached hereto and incorporated herein by reference.

2.         Amendment of Loan Documents. The Loan Documents are further amended hereby such that all references therein to the “Note”, the “Credit Agreement”, the “Mortgage”, and the “Loan Documents” shall be deemed to include all amendments and modifications thereto (including, without limitation, this Amendment), as may now exist or as may be hereafter executed by Borrower and Administrative Agent.

3.         Releases. Administrative Agent shall not release the lien of any Mortgage which secures the Loan unless and until all amounts outstanding under the Loan are paid in full in connection with such release.

4.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument; and any signature page from any such counterpart or any electronic facsimile thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

4.         Costs and Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent and Lenders in connection with the preparation, execution, delivery and enforcement of this Amendment, and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to Administrative Agent and Lenders, and Borrower agrees to take such further action as Administrative Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Documents.

5.         Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois.

6.         Binding; Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

7.         Ratification. The Loan Documents, as herein amended, remain in full force and effect in accordance with their respective terms, and Borrower and Administrative Agent hereby ratify and affirm the same. Borrower acknowledges that it is fully obligated under the terms of the Loan Documents, that it has no offsets or defenses with respect to its obligations thereunder, and that it has no claims or counterclaims against Administrative Agent or any of the Lenders, whether related to the Loan or otherwise.

8.         No Novation. Borrower, Administrative Agent, and Lenders hereby agree that nothing herein or in the other Loan Documents, as modified hereby, shall in any way waive Administrative Agent’s or Lenders’ rights, powers or remedies under the Loan Documents; (ii) shall in any way limit, impair or prejudice Administrative Agent or Lenders from exercising any past, present or future right, power or remedy from and after the date hereof under the Loan Documents; and (iii) shall not constitute or be deemed to be a novation of the indebtedness evidenced and secured by the Loan Documents.

9.         Incorporation of Recitals. The recitals set forth at the beginning of this Amendment are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Amendment.

10.         Conditions Precedent. The conditions precedent to the effectiveness of this Amendment and the closing the loan modification contemplated by this Amendment are set forth in that certain Closing Requirements and Checklist – Third Loan Modification, which lists items required by Administrative Agent for the closing of said modification of the Loan.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower and Administrative Agent have executed and sealed this Amendment as of the day and year first above written.

BORROWER:

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company

By:	Wells Investment Management Company, LLC, its Manager

	By:	/s/ Kevin A. Hoover
Kevin A. Hoover
President

[Signatures continued on following page]

[Signatures continued from previous page]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), as Administrative Agent

By:	/s/ Lissette Rivera-Pauley
Lissette Rivera-Pauley
Vice President

[BANK SEAL]

[Signatures continued on following page]

The undersigned is the sole “Lender” under the Credit Agreement and pursuant to Section 15.1 of the Credit Agreement hereby consents to the foregoing Amendment.

Executed under seal as of the date of the Amendment.

LENDER:

BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), as Lender

By:	/s/ Lissette Rivera-Pauley
Lissette Rivera-Pauley
Vice President

[BANK SEAL]

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Commitment Amount	Pro Rata Share

Bank of America, N.A.	$23,500,000.00	100%
TOTALS	$23,500,000.00	100%

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of June 30, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Wells Mid-Horizon Value-Added Fund I, LLC (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.         Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as at _______________, 20__ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.        Financial Tests. The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement. [Please attach all relevant calculations as schedule(s) to this certificate.]

A.	Section 11.14.1	Maximum Leverage Ratio (on and after the Financial Covenant Start Date)

	(1)	Total Debt of the Company and its Subsidiaries as of the last day of such Fiscal Quarter	$______

(2)

As of the last day of such Fiscal Quarter, for each Real Property Asset pledged as Mortgage Collateral, the most current “as is” Appraised Value for each such Real Property Asset

(a)    [Description of Real Property Asset]

(b)    [Description of Real Property Asset]

(c)    [Continue to list Real Property Assets, as applicable]

$______ $______ $______

	(3)	Sum of (2)(a) through (2)(__) – Mortgage Collateral Asset Value	$______

	(4)	Corporate Asset Value	$______

	(5)	Sum of (3) and (4)	$______

	(6)	Ratio of (1) to (8) (expressed as a percentage)	______%

	(7)	Maximum allowed percentage	70.000%

B.	Section 11.14.2	Minimum Net Operating Income to Interest Expense Ratio (on and after the Financial Covenant Start Date)

	(1)	Net Operating Income for the Company and its Subsidiaries for

		such Fiscal Quarter	$______

	(2)	Aggregate amount of all interest, charges and similar expenses paid by the Company and its Subsidiaries to a lender (including a Lender under the Credit Agreement) during such Fiscal Quarter in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP	$______

	(3)	Ratio of (1) to (2)	______ to 1.00

	(4)	Minimum required ratio (for the period beginning on the Financial Covenant Start Date and ending on the twenty-four month anniversary thereof)	1.35 to 1.00

	(5)	Minimum required ratio (thereafter)	1.50 to 1.00

C.	Section 11.14.3	Minimum Fixed Charge Coverage Ratio (on and after the Financial Covenant Start Date)

	(1)	Net Operating Income for the Company and its Subsidiaries for such Fiscal Quarter	$______

	(2)	Aggregate amount of all interest, charges and similar expenses paid by the Company and its Subsidiaries to a lender (including a Lender under the Credit Agreement) during such Fiscal Quarter in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP	$______

	(3)	Aggregate amount of current maturities of that portion of Debt constituting principal during such Fiscal Quarter	$______

	(4)	Amount of all cash distributions made by the Company to the holders of its Capital Securities during such Fiscal Quarter	$______

	(5)	Sum of (2), (3) and (4)	$______

	(6)	Ratio of (1) to (5)	______ to 1.00

	(7)	Minimum required ratio (for the period beginning on the Financial Covenant Start Date and ending on the twenty-four month anniversary thereof)	1.15 to 1.00

	(8)	Minimum required ratio (thereafter)	1.30 to 1.00

D.	Section 11.14.4	Maximum Variable Rate Debt to Total Asset Value Ratio (on and after the Financial Covenant Start Date)

	(1)	Total Debt for the Company and its Subsidiaries during such Fiscal Quarter which accrues interest at a variable (and not a

		fixed) rate of interest	$______

	(2)	The aggregate value, as determined in accordance with GAAP, of the Company’s and its Subsidiaries’ assets (including, without limitation, all Real Property Assets and all assets included in the calculation of Corporate Asset Value)	$______

	(3)	Ratio of (1) to (2) (expressed as a percentage).	______%

	(4)	Maximum allowed percentage	30.000%

E.	Section 11.14.5	Limitation on Investments (on and after the Financial Covenant Start Date)

	(1)	Corporate Asset Value	$______

(2)

The aggregate amount of the Company’s and its Subsidiaries investments in:

(a) unimproved real property or real property that does not constitute a Real Property Asset

(b) joint ventures not constituting Subsidiaries formed to engage in real estate activities permitted hereunder

(c) real estate development projects

(d) any other asset than a Real Property Asset not described in items (a), (b) or (c) above

$______ $______ $______ $______

	(3)	Sum of (2)(a) through (2)(d)	$______

	(4)	Ratio of (3) to (1) (expressed as a percentage)	______%

	(5)	Maximum allowed percentage	30.000%

	(6)	Ratio of (2)(a) to (1) (expressed as a percentage)	______%

	(7)	Maximum allowed percentage	10.000%

	(8)	Ratio of (2)(b) to (1) (expressed as a percentage)	______%

	(9)	Maximum allowed percentage	15.000%

	(10)	Ratio of (2)(c) to (1) (expressed as a percentage)	______%

	(11)	Maximum allowed percentage	15.000%

	(12)	Ratio of (2)(d) to (1) (expressed as a percentage)	______%

(13)	Maximum allowed percentage	5.000%

III.         The Company hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following Company Portfolio Requirements contained in the Credit Agreement. [Please attach all relevant calculations as schedule(s) to this certificate.]

A.
	(1)	For the period beginning on the Financial Covenant Start Date, and ending on the twelve month anniversary thereof, are at least 65% of the Real Property Assets taken as a whole subject to rental or lease arrangements with tenants or lessees, with occupancy being determined on a weighted average basis for all of the Mortgage Collateral.	Yes/No

	(2)	Thereafter, are at least 75% of the Real Property Assets taken as a whole subject to rental or lease arrangements with tenants or lessees, with occupancy being determined on a weighted average basis for all of the Mortgage Collateral.	Yes/No

The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Company has caused this Certificate to be executed and delivered by its duly authorized officer on ______________, 20__.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC, a Georgia limited liability company

By:	Wells Investment Management Company, LLC, Its Manager

By:
Name:
Title: